                                                                       EXHIBIT 8
                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of Bertelsmann, Inc., a Delaware corporation ("Bertelsmann, Inc. "), Bertelsmann Multimedia, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Bertelsmann, Inc. ("Bertelsmann Multimedia"), Random House, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Bertelsmann, Inc. ("Random House, Inc.") and Random House Ventures L.L.C., a Delaware limited liability company and a wholly-owned direct subsidiary of Random House, Inc. ("RH Ventures"), agrees to the joint filing of a Statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01, Class B Preferred Stock, par value $0.01 per share, and Class C Preferred Stock, par value $0.01 per share, of Audible, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filing. Each of Bertelsmann, Inc., Bertelsmann Multimedia, Random House, Inc. and RH Ventures acknowledges that it is responsible for the timely filing of its own Statement on Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning itself contained therein and that, as contemplated by Rule 13d-1(k)(1)(ii), no other person shall be responsible for the completeness or accuracy of the information concerning itself, unless such person knows or has reason to believe that such information is inaccurate. The parties to this Joint Filing Agreement expressly authorize each party to file on each other party's behalf any and all amendments to such Statement on Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: December 20, 2003

                                        RANDOM HOUSE, INC.

                                        By: /s/ Richard Sarnoff
                                            -------------------
                                        Name:   Richard Sarnoff
                                        Title:  Executive Vice President

                                        RANDOM HOUSE VENTURES L.L.C.


                                        By: /s/ Richard Sarnoff
                                            -------------------
                                        Name:   Richard Sarnoff
                                        Title:  President


                                        BERTELSMANN, INC.

                                        By: /s/ Robert J. Sorrentino
                                            ------------------------
                                        Name:   Robert J. Sorrentino
                                        Title:  President


                                        BERTELSMANN MULTIMEDIA, INC.

                                        By: /s/ Robert J. Sorrentino
                                            ------------------------
                                        Name:   Robert J. Sorrentino
                                        Title:  President


                                       16